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                                                                      EXHIBIT 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 16, 2000, included in this Form 11-K for the year ended December 31, 1999, and the nine months ended December 31, 1998, into Centex Corporation's, 3333 Holding Corporation's, and Centex Development Company, L.P.'s previously filed Registration Statements on Form S-8 (Nos. 33-55083; 33-55083-01; and 33-55083-02, respectively) and to all references to our firm therein.




                                                  ARTHUR ANDERSEN LLP




Dallas, Texas
  June 27, 2000